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                                                                    Exhibit 23.2






                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement
(Form S-8) for the registration of 200,000 shares of common stock pertaining to the 1995 Employees' Stock Purchase Plan of Wang Laboratories, Inc. of our report dated August 13, 1997 with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

Boston, Massachusetts
February 9, 1998